UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

October 26, 2017

SL Green Realty Corp.

(EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

Maryland

(STATE OF INCORPORATION)

1-13199	13-3956775
(COMMISSION FILE NUMBER)	(IRS EMPLOYER ID. NUMBER)

420 Lexington Avenue	10170
New York, New York	(ZIP CODE)
(ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)

(212) 594-2700

(REGISTRANTS’ TELEPHONE NUMBER, INCLUDING AREA CODE)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01.                                        Other Events

Third Quarter 2017 Results

Summary

On October 19, 2017, SL Green Realty Corp., or the Company, reported net income attributable to common stockholders for the quarter ended September 30, 2017 of $38.9 million, or $0.40 per share (diluted), as compared to net income attributable to common stockholders of $34.3 million, or $0.34 per share (diluted), for the same quarter in 2016. The Company also reported net income attributable to common stockholders for the nine months ended September 30, 2017 of $58.4 million, or $0.59 per share (diluted), as compared to net income attributable to common stockholders of $190.9 million, or $1.90 per share (diluted), for the same period in 2016. Net income attributable to common stockholders for the nine months ended September 30, 2017 includes $12.9 million, or $0.12 per share (diluted), of net gains recognized from the sale of real estate as compared to $254.3 million, or $2.43 per share (diluted), for the same period in 2016.

The Company reported funds from operations, or FFO, for the quarter ended September 30, 2017 of $152.9 million, or $1.49 per share (diluted), as compared to FFO for the same period in 2016 of $171.6 million, or $1.63 per share (diluted). FFO for the third quarter of 2016 included $41.1 million, or $0.39 per share (diluted), of additional income related to the recapitalization of a debt investment offset by $19.6 million, or $0.19 per share (diluted), of lost income and accounting write-offs related to space previously leased to Aeropostale at 1515 Broadway. The Company also reported FFO for the nine months ended September 30, 2017 of $505.6 million, or $4.85 per share (diluted), as compared to FFO for the same period in 2016 of $719.1 million, or $6.86 per share (diluted). FFO for the first nine months of 2016 included $207.6 million, or $1.98 per share (diluted), of income related to the sale of 388-390 Greenwich Street, which was closed in the second quarter of 2016.

For the quarter ended September 30, 2017, the Company reported consolidated revenues and operating income of $374.6 million and $206.1 million, respectively, compared to $416.7 million and $232.8 million, respectively, for the same period in 2016.

Same-store cash NOI, including our share of same-store cash NOI from unconsolidated joint ventures, increased by 1.4% for the quarter ended September 30, 2017, or 1.7% excluding lease termination income, as compared to the same period in 2016. For the quarter, consolidated property same-store cash NOI increased by 0.2% to $159.3 million, while unconsolidated joint venture property same-store cash NOI increased by 8.6% to $29.1 million in the third quarter 2017 as compared to the same period in 2016. Same-store cash NOI, including our share of same-store cash NOI from unconsolidated joint ventures, increased by 1.3% for the nine months ended September 30, 2017, or 1.9% excluding lease termination income, as compared to the same period in 2016. For the nine months ended September 30, 2017, consolidated property same-store cash NOI increased by 0.2% to $484.0 million, inclusive of the effect of expected tenant move-outs at 485 Lexington Avenue, 1515 Broadway and 220 E 42nd Street, while unconsolidated joint venture property same-store cash NOI increased by 8.3% to $87.2 million in 2017 as compared to the same period in 2016.

In the third quarter, the Company signed 56 office leases in its Manhattan portfolio totaling 489,160 square feet. Forty-four leases comprising 314,212 square feet, representing office leases on space that had been occupied within the prior twelve months, are considered replacement leases on which mark-to-market is calculated. Those replacement leases had average starting rents of $70.97 per rentable square foot, representing a 4.0% increase over the previously fully escalated rents on the same office spaces. The average lease term on the Manhattan office leases signed in the third quarter was 7.0 years and average tenant concessions were 4.0 months of free rent with a tenant improvement allowance of $57.99 per rentable square foot.

During the first nine months of 2017, the Company signed 145 office leases in its Manhattan portfolio totaling 1,149,904 square feet. One hundred five leases comprising 692,257 square feet, representing office leases on space that had been occupied within the prior twelve months, are considered replacement leases on which mark-to-market is calculated. Those replacement leases had average starting rents of $71.86 per rentable square foot, representing a 11.0% increase over the previously fully escalated rents on the same office spaces. The average lease term on the Manhattan office leases signed in the first nine months of 2017 was 8.3 years and average tenant concessions were 4.5 months of free rent with a tenant improvement allowance of $56.65 per rentable square foot.

Occupancy in the Company’s Manhattan same-store portfolio increased to 95.3% as of September 30, 2017, inclusive of 571,442 square feet of leases signed but not yet commenced, as compared to 94.9% as of June 30, 2017.

In the third quarter, the Company signed 20 office leases in its Suburban portfolio totaling 120,034 square feet. Eight leases comprising 45,241 square feet, representing office leases on space that had been occupied within the prior twelve months, are considered replacement leases on which mark-to-market is calculated. Those replacement leases had average starting rents of $34.47 per rentable square foot, representing a 3.7% decrease over the previously fully escalated rents on the same office spaces. The average lease term on the Suburban office leases signed in the third quarter was 6.6 years and average tenant concessions were 7.8 months of free rent with a tenant improvement allowance of $24.25 per rentable square foot.

During the first nine months of 2017, the Company signed 67 office leases in its Suburban portfolio totaling 425,872 square feet. Thirty-four leases comprising 188,712 square feet, representing office leases on space that had been occupied within the prior twelve months, are considered replacement leases on which mark-to-market is calculated. Those replacement leases had average starting rents of $33.20 per rentable square foot, representing a 2.5% increase over the previously fully escalated rents on the same office spaces. The average lease term on the Suburban office leases signed in the first nine months of 2017 was 6.7 years and average tenant concessions were 6.1 months of free rent with a tenant improvement allowance of $28.13 per rentable square foot.

Occupancy in the Company’s Suburban same-store portfolio increased to 86.8% as of September 30, 2017, inclusive of 67,639 square feet of leases signed but not yet commenced, as compared to 85.5% as of June 30, 2017.

Significant leases that were signed in the third quarter included:

•                  New lease with Yelp Inc. for 39,565 square feet at 11 Madison Avenue, for 7.7 years;

•                  New lease with Phillips Nizer LLP for 38,243 square feet at 485 Lexington Avenue, for 10.7 years;

•                  New lease with Deutsche Zentral-Genossenschaftsbank and DVB Bank SE for 35,382 square feet at One Vanderbilt Avenue, for 15.0 years;

•                  New lease with Markel Service Incorporated for 27,508 square feet at 1185 Avenue of the Americas, for 10.4 years;

•                  New lease with Cardinia Real Estate LLC for 23,800 square feet at 1055 Washington Boulevard in Stamford, Connecticut, for 11.0 years;

•                  New lease with Josephson LLC for 22,742 square feet at 3 Columbus Circle, for 16.5 years;

•                  Renewal with Hoplite Capital Management LLC for 17,320 square feet at 810 Seventh Avenue, for 5.1 years; and

•                  Renewal with Commerzbank Aktiengesellschaft NY for 15,830 square feet at 1100 King Street - 6 International Drive, Rye Brook, New York, for 5.0 years.

Marketing, general and administrative, or MG&A, expenses for the three months ended September 30, 2017 were $24.0 million, or 5.1% of total combined revenues and an annualized 51 basis points of total assets, including our share of assets from unconsolidated joint ventures.

Investment Activity

During the third quarter, the Company repurchased 1.0 million shares of common stock under the previously announced $1.0 billion share repurchase plan, at an average price of $101.67 per share. The Company has now acquired 3.4 million shares of its common stock under the plan at an average price of $102.92 per share.

In October, the Company and private investment manager, RXR Realty, closed on the acquisition of a combined 48.7% interest in Worldwide Plaza based on a gross asset valuation of $1.725 billion. The property, which encompasses an entire block between 49th and 50th streets and between 8th and 9th avenue, consists of a 49-story, 1.8 million-square-foot Class A office tower, a 252,000 retail building with a parking garage, and a large open-air plaza.

In October, the Company closed on the sale of 16 Court Street, a 317,600 square-foot office property located in Brooklyn, New York, for a gross sale price of $171.0 million. The Company recognized net proceeds of $166.5 million.

In September, the Company closed on the sale of its remaining 10% interest in 102 Greene Street, a 9,200 square-foot retail property in SoHo, at a gross asset valuation of $43.5 million, or $4,728 per square foot. The Company recognized net proceeds of $4.3 million and a gain on sale of $0.3 million.

Debt and Preferred Equity Investment Activity

The carrying value of the Company’s debt and preferred equity investment portfolio totaled $2.15 billion at September 30, 2017, including $2.02 billion of investments at a weighted average current yield of 9.3% that are classified in the debt and preferred equity line item on the balance sheet, and investments aggregating $0.13 billion at a weighted average current yield of 8.7% that are included in other balance sheet line items for accounting purposes. The weighted average yield of 9.3% excludes our investments in 2 Herald Square, which were moved to non-accrual status in August 2017. During the third quarter, the Company originated or acquired new debt and preferred equity investments totaling $63.4 million, all of which was retained and $56.2 million of which was funded, at a weighted average current yield of 9.2%. In the third quarter, the Company recorded $51.3 million of principal reductions from investments that were repaid, sold or syndicated.

Financing Activity

In October, the Company issued $500.0 million of 3.25% senior unsecured notes due October 2022. The Company used $350.8 million of the net proceeds from the offering to repay the outstanding 3.00% Exchangeable Senior Notes that were due in October 2017. The remaining proceeds were used for the repayment of other corporate indebtedness.

In September, the Company, along with its joint venture partner, closed on the refinancing of 650 Fifth Avenue. The new $225.0 million mortgage has a 5-year term, carries a fixed interest rate of 4.539% and replaces the previous $86.5 million of mortgage indebtedness on the property.

In August, the Company, along with its joint venture partner, closed on the refinancing of 280 Park Avenue. The new $1.2 billion loan has a 7-year term, as extended, bears interest at a floating rate of 1.73% over LIBOR and replaces the previous $900.0 million of indebtedness on the property that bore interest at a floating rate of 2.00% over LIBOR.

In October, in conjunction with our acquisition of an interest in Worldwide Plaza, together with our joint venture partners, closed on a $1.2 billion financing of the property. The new loan has a term of 10 years and carries a fixed interest rate of 3.98%.

Dividends

In the third quarter of 2017, the Company declared quarterly dividends on its outstanding common and preferred stock as follows:

•                  $0.775 per share (diluted) of common stock, which was paid on October 16, 2017 to shareholders of record on the close of business on October 2, 2017; and

•                  $0.40625 per share (diluted) on the Company’s 6.50% Series I Cumulative Redeemable Preferred Stock for the period July 15, 2017 through and including October 14, 2017, which was paid on October 16, 2017 to shareholders of record on the close of business on October 2, 2017, and reflects the regular quarterly dividend, which is the equivalent of an annualized dividend of $1.625 per share (diluted).

Non-GAAP Supplemental Financial Measures

Funds from Operations (FFO)

FFO is a widely recognized non-GAAP measure of REIT performance. The Company computes FFO in accordance with standards established by the National Association of Real Estate Investment Trusts, or NAREIT, which may not be comparable to FFO reported by other REITs that do not compute FFO in accordance with the NAREIT definition, or that interpret the NAREIT definition differently than the Company does. The revised White Paper on FFO approved by the Board of Governors of NAREIT in April 2002, and subsequently amended, defines FFO as net income (loss) (computed in accordance with Generally Accepted Accounting Principles, or GAAP), excluding gains (or losses) from sales of properties, debt restructurings and real estate related impairment charges, plus real estate related depreciation and amortization and after adjustments for unconsolidated partnerships and joint ventures.

The Company presents FFO because it considers it an important supplemental measure of the Company’s operating performance and believes that it is frequently used by securities analysts, investors and other interested parties in the evaluation of REITs, particularly those that own and operate commercial office properties. The Company also uses FFO as one of several criteria to determine performance-based bonuses for members of its senior management. FFO is intended to exclude GAAP historical cost depreciation and amortization of real estate and related assets, which assumes that the value of real estate assets diminishes ratably over time. Historically, however, real estate values have risen or fallen with market conditions. Because FFO excludes depreciation and amortization unique to real estate, gains and losses from property dispositions, and extraordinary items, it provides a performance measure that, when compared year over year, reflects the impact to operations from trends in occupancy rates, rental rates, operating costs, and interest costs, providing perspective not immediately apparent from net income. FFO does not represent cash generated from operating activities in accordance with GAAP and should not be considered as an alternative to net income (determined in accordance with GAAP), as an indication of the Company’s financial performance or to cash flow from operating activities (determined in accordance with GAAP) as a measure of the Company’s liquidity, nor is it indicative of funds available to fund the Company’s cash needs, including our ability to make cash distributions.

Net Operating Income (NOI) and Cash NOI

NOI is a non-GAAP financial measure that is calculated as operating income before transaction related costs, gains/losses on early extinguishment of debt, marketing general and administrative expenses and non-real estate revenue. Cash NOI is calculated by subtracting free rent (net of amortization), straight-line rent, FAS 141 rental income from NOI, while adding ground lease straight-line adjustment and the allowance for straight-line tenant credit loss.

The Company presents NOI and Cash NOI because the Company believes that these measures, when taken together with the corresponding GAAP financial measures and our reconciliations, provide investors with meaningful information regarding the operating performance of properties. When operating performance is compared across multiple periods, the investor is provided with information not immediately apparent from net income that is determined in accordance with GAAP. NOI and Cash NOI provide information on trends in the revenue generated and expenses incurred in operating our properties, unaffected by the cost of leverage, straight-line adjustments, depreciation, amortization, and other net income components. The Company uses these metrics internally as performance measures. None of these measures is an alternative to net income (determined in accordance with GAAP) and same-store performance should not be considered an alternative to GAAP net income performance.

SL GREEN REALTY CORP.

CONSOLIDATED STATEMENTS OF OPERATIONS

(unaudited and in thousands, except per share data)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2017	2016	2017	2016
Revenues:
Rental revenue, net	$274,765	$281,482	$835,501	$1,043,898
Escalation and reimbursement	44,749	53,130	131,561	147,357
Investment income	47,820	75,396	148,741	174,347
Other income	7,266	6,673	34,328	124,137
Total revenues	374,600	416,681	1,150,131	1,489,739
Expenses:
Operating expenses, including related party expenses of $5,505 and $14,941 in 2017 and $5,042 and $15,171 in 2016.	75,927	79,425	221,285	234,269
Real estate taxes	64,160	64,133	186,173	187,931
Ground rent	8,307	8,338	24,923	24,953
Interest expense, net of interest income	65,634	72,565	196,112	256,326
Amortization of deferred financing costs	4,008	4,815	12,201	20,180
Depreciation and amortization	91,728	112,665	318,916	717,015
Transaction related costs	186	2,593	365	5,987
Marketing, general and administrative	23,963	25,458	72,362	73,974
Total expenses	333,913	369,992	1,032,337	1,520,635
Net income (loss) before equity in net income (loss) from unconsolidated joint ventures, equity in net gain on sale of interest in unconsolidated joint venture/real estate, gain (loss) on sale of real estate net, depreciable real estate reserves, and gain (loss) on sale of marketable securities	40,687	46,689	117,794	(30,896)
Equity in net income (loss) from unconsolidated joint ventures	4,078	(3,968)	14,104	11,969
Equity in net gain on sale of interest in unconsolidated joint venture/real estate	1,030	225	16,166	43,588
Gain (loss) on sale of real estate, net	—	397	(3,256)	210,750
Depreciable real estate reserves	—	—	(85,336)	(10,387)
Gain (loss) on sale of marketable securities	—	—	3,262	(83)
Net income	45,795	43,343	62,734	224,941
Net income attributable to noncontrolling interests in the Operating Partnership	(1,812)	(1,663)	(2,707)	(8,171)
Net loss (income) attributable to noncontrolling interests in other partnerships	1,474	(836)	18,179	(6,245)
Preferred unit distributions	(2,850)	(2,854)	(8,551)	(8,382)
Net income attributable to SL Green	42,607	37,990	69,655	202,143
Perpetual preferred stock dividends	(3,738)	(3,738)	(11,213)	(11,213)
Net income attributable to SL Green common stockholders	$38,869	$34,252	$58,442	$190,930

Earnings Per Share (EPS)
Net income per share (Basic)	$0.40	$0.34	$0.59	$1.91
Net income per share (Diluted)	$0.40	$0.34	$0.59	$1.90

Funds From Operations (FFO)
FFO per share (Basic)	$1.49	$1.64	$4.86	$6.89
FFO per share (Diluted)	$1.49	$1.63	$4.85	$6.86

Basic ownership interest
Weighted average REIT common shares for net income per share	97,783	100,233	99,431	100,140
Weighted average partnership units held by noncontrolling interests	4,543	4,497	4,570	4,272
Basic weighted average shares and units outstanding	102,326	104,730	104,001	104,412

Diluted ownership interest
Weighted average REIT common share and common share equivalents	98,027	100,646	99,710	100,489
Weighted average partnership units held by noncontrolling interests	4,543	4,497	4,570	4,272
Diluted weighted average shares and units outstanding	102,570	105,143	104,280	104,761

SL GREEN REALTY CORP.

CONSOLIDATED BALANCE SHEETS

(in thousands, except per share data)

	September 30,	December 31,
	2017	2016
	(Unaudited)
Assets
Commercial real estate properties, at cost:
Land and land interests	$2,917,993	$3,309,710
Building and improvements	7,468,436	7,948,852
Building leasehold and improvements	1,444,698	1,437,325
Properties under capital lease	47,445	47,445
	11,878,572	12,743,332
Less accumulated depreciation	(2,457,071)	(2,264,694)
	9,421,501	10,478,638
Assets held for sale	127,663	—
Cash and cash equivalents	241,489	279,443
Restricted cash	107,763	90,524
Investment in marketable securities	28,802	85,110
Tenant and other receivables, net of allowance of $18,365 and $16,592 in 2017 and 2016, respectively	54,663	53,772
Related party receivables	24,068	15,856
Deferred rents receivable, net of allowance of $21,257 and $25,203 in 2017 and 2016, respectively	393,793	442,179
Debt and preferred equity investments, net of discounts and deferred origination fees of $24,782 and $16,705 in 2017 and 2016, respectively	2,020,739	1,640,412
Investments in unconsolidated joint ventures	2,045,796	1,890,186
Deferred costs, net	247,981	267,600
Other assets	395,612	614,067
Total assets	$15,109,870	$15,857,787

Liabilities
Mortgages and other loans payable	$3,845,061	$4,140,712
Revolving credit facility	280,000	—
Unsecured term loan	1,183,000	1,183,000
Unsecured notes	1,068,562	1,133,957
Deferred financing costs, net	(52,667)	(82,258)
Total debt, net of deferred financing costs	6,323,956	6,375,411
Accrued interest payable	34,367	36,052
Other liabilities	96,818	212,493
Accounts payable and accrued expenses	144,767	190,583
Deferred revenue	252,779	217,955
Capitalized lease obligations	42,660	42,132
Deferred land leases payable	3,075	2,583
Dividend and distributions payable	85,007	87,271
Security deposits	68,465	66,504
Liabilities related to assets held for sale	1,141	—
Junior subordinate deferrable interest debentures held by trusts that issued trust preferred securities	100,000	100,000
Total liabilities	7,153,035	7,330,984

Commitments and contingencies	—	—
Noncontrolling interest in the Operating Partnership	470,898	473,882
Preferred units	301,885	302,010

Equity
Stockholders’ equity:
Series I Preferred Stock, $0.01 par value, $25.00 liquidation preference, 9,200 issued and outstanding at both September 30, 2017 and December 31, 2016	221,932	221,932
Common stock, $0.01 par value 160,000 shares authorized, 98,501 and 101,617 issued and outstanding at September 30, 2017 and December 31, 2016, respectively (including 1,055 held in Treasury at September 30, 2017 and December 31, 2016)	985	1,017
Additional paid-in capital	5,294,500	5,624,545
Treasury stock at cost	(124,049)	(124,049)
Accumulated other comprehensive income	14,185	22,137
Retained earnings	1,410,332	1,578,893
Total SL Green Realty Corp. stockholders’ equity	6,817,885	7,324,475
Noncontrolling interests in other partnerships	366,167	426,436
Total equity	7,184,052	7,750,911
Total liabilities and equity	$15,109,870	$15,857,787

SL GREEN REALTY CORP.

RECONCILIATION OF NON-GAAP FINANCIAL MEASURES

(unaudited and in thousands, except per share data)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
Funds From Operations (FFO) Reconciliation:	2017	2016	2017	2016

Net income attributable to SL Green common stockholders	$38,869	$34,252	$58,442	$190,930
Add:
Depreciation and amortization	91,728	112,665	318,916	717,015
Joint venture depreciation and noncontrolling interest adjustments	23,517	23,349	72,936	42,191
Net income (loss) attributable to noncontrolling interests	338	2,499	(15,472)	14,416
Less:
Gain (loss) on sale of real estate	—	397	(3,256)	210,750
Equity in net gain on sale of interest in unconsolidated joint venture/real estate	1,030	225	16,166	43,588
Depreciable real estate reserve	—	—	(85,336)	(10,387)
Depreciation on non-rental real estate assets	557	509	1,636	1,505
FFO attributable to SL Green common stockholders and noncontrolling interests	$152,865	$171,634	$505,612	$719,096

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
Operating income and Same-store NOI Reconciliation:	2017	2016	2017	2016

Net income	$45,795	$43,343	$62,734	$224,941
Equity in net gain on sale of interest in unconsolidated joint venture/real estate	(1,030)	(225)	(16,166)	(43,588)
(Gain) loss on sale of real estate, net	—	(397)	3,256	(210,750)
Depreciable real estate reserves	—	—	85,336	10,387
(Gain) loss on sale of marketable securities	—	—	(3,262)	83
Depreciation and amortization	91,728	112,665	318,916	717,015
Interest expense, net of interest income	65,634	72,565	196,112	256,326
Amortization of deferred financing costs	4,008	4,815	12,201	20,180
Operating income	206,135	232,766	659,127	974,594

Equity in net (income) loss from unconsolidated joint ventures	(4,078)	3,968	(14,104)	(11,969)
Marketing, general and administrative expense	23,963	25,458	72,362	73,974
Transaction related costs, net	186	2,593	365	5,987
Investment income	(47,820)	(75,396)	(148,741)	(174,347)
Non-building revenue	(2,704)	(2,566)	(19,259)	(5,998)
Net operating income (NOI)	175,682	186,823	549,750	862,241

Equity in net income (loss) from unconsolidated joint ventures	4,078	(3,968)	14,104	11,969
SLG share of unconsolidated JV depreciation and amortization	28,819	23,515	91,320	53,915
SLG share of unconsolidated JV interest expense, net of interest income	23,893	15,069	67,862	53,686
SLG share of unconsolidated JV amortization of deferred financing costs	1,589	2,406	6,524	6,083
SLG share of unconsolidated JV loss on early extinguishment of debt	3,819	—	3,819	972
SLG share of unconsolidated JV transaction related costs	—	3,019	110	3,019
SLG share of unconsolidated JV investment income	(3,593)	(4,601)	(12,339)	(11,700)
SLG share of unconsolidated JV non-building revenue	(906)	(714)	(2,984)	(1,408)
NOI including SLG share of unconsolidated JVs	233,381	221,549	718,166	978,777

NOI from other properties/affiliates	(28,017)	(31,706)	(95,531)	(377,695)
Same-Store NOI	205,364	189,843	622,635	601,082

Ground lease straight-line adjustment	524	565	1,572	1,781

Straight-line and free rent	(9,855)	(3,803)	(30,308)	(21,032)
Rental income - FAS 141	(4,580)	2,704	(13,832)	(4,827)
Joint Venture straight-line and free rent	(2,614)	(3,063)	(7,657)	(11,957)
Joint Venture rental income - FAS 141	(357)	(429)	(1,245)	(1,312)
Same-store cash NOI	$188,482	$185,817	$571,165	$563,735

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrants have duly caused this report to be signed on their behalf by the undersigned hereunto duly authorized.

SL GREEN REALTY CORP.

/s/ Matthew J. DiLiberto
Matthew J. DiLiberto
Chief Financial Officer

Date:  October 26, 2017